POWER OF ATTORNEY


The undersigned hereby constitutes and appoints Jeffrey N. Braun and Angela Hatseras, and each of them severally, and any individual who holds the title of General Counsel, Secretary, Assistant Secretary, or Assistant General Counsel - Corporate and Securities, as the undersigned's true and lawful attorneys and agents, with power to act with or without the other, to execute and file with the Securities and Exchange Commission, on behalf of the undersigned, any forms required to be filed by the undersigned pursuant to Rule 144 under the Securities Act of 1933 or pursuant to regulations under Section 16 of the Securities Exchange Act of 1934 in connection with any transactions engaged in or to be engaged in by the undersigned in securities of Allegion Public Limited Company, a company formed in Ireland, and any and all amendments to such forms, and any and all instruments or documents filed as a part of, in connection with or in furtherance of such forms and amendments; and the undersigned hereby ratifies and confirms all that said attorneys and agents and each of them shall do or cause to be done by virtue hereof. This Power of Attorney shall remain in effect until revoked or modified.

IN WITNESS WHEREOF the undersigned has subscribed these presents this 11th day of July, 2022.




						/s/ Jennifer Preczewski